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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11, 2001

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard
Milpitas, CA
95035
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 5. Other Events

    On May 11, 2001, Adaptec, Inc. (the "Company") completed the spin-off of the Software segment, Roxio, Inc. ("Roxio"), into a fully independent and separate company. As previously disclosed in the Form 8-K dated April 12, 2001, the Company's Board of Directors approved the plan to spin off Roxio and declared a dividend of shares of Roxio common stock to the Company's stockholders of record on April 30, 2001. The dividend was paid after the close of business on May 11, 2001, in the amount of 0.1646 shares of Roxio common stock for each outstanding share of the Company's common stock. The distribution of Roxio common stock was tax-free to the Company's stockholders.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.
Date: May 18, 2001	By:	/s/ KENNETH B. AROLA Kenneth B. Arola Vice President and Corporate Controller (principal accounting officer)

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SIGNATURE